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                                                                     EXHIBIT 4.2

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                       OWENS-BROCKWAY GLASS CONTAINER INC.

                                     ISSUER

                                       AND

               THE GUARANTORS SET FORTH IN ANNEX A ATTACHED HERETO

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                          FIRST SUPPLEMENTAL INDENTURE

                          DATED AS OF JANUARY 24, 2002

                      8 7/8% SENIOR SECURED NOTES DUE 2009

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                         U.S. BANK NATIONAL ASSOCIATION

                                     TRUSTEE

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               First Supplemental Indenture, dated as of January 24, 2002 (the
"FIRST SUPPLEMENTAL INDENTURE"), to the Indenture, dated as of January 24, 2002 (the "INDENTURE") among Owens-Brockway Glass Container Inc., a Delaware corporation (the "COMPANY"), the Guarantors (as defined in the Indenture) and U.S. Bank National Association, a national banking association, as Trustee (the "TRUSTEE").

                              W I T N E S S E T H

               WHEREAS, the Company has duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of its Securities (as defined in the Indenture) to be issued in one or more series;

               WHEREAS, the Company and the Guarantors desire and have requested the Trustee join it in the execution and delivery of this First Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its 8 7/8% Senior Secured Notes due 2009 in an unlimited aggregate principal amount (the "NOTES"), on the terms set forth herein;

               WHEREAS, the Company now wishes to issue $1,000,000,000 of Notes;

               WHEREAS, Section 9.01 of the Indenture provides that a supplemental indenture may be entered into by the Company, the Guarantors and the Trustee without the consent of any holder of any Securities to, INTER ALIA, establish the terms of any Securities permitted by Sections 2.01 and 2.02 of the Indenture, provided certain conditions are met;

               WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this First Supplemental Indenture have been satisfied; and

               WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

               NOW THEREFORE:

               There is hereby established a series of Securities to be issued under the Indenture, which series of Securities shall have the terms set forth herein and in the Notes, and in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, the Company and the Guarantors mutually covenant and agree with the Trustee, for the equal and proportionate benefit of all holders of the Notes, that the Indenture is supplemented and amended, to the extent and for the purposes expressed herein, as follows:

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                                   ARTICLE 1.

                   SCOPE OF THIS FIRST SUPPLEMENTAL INDENTURE

SECTION 1.01.  CHANGES, ETC. APPLICABLE ONLY TO THE NOTES.

               The changes, modifications and supplements to the Indenture effected by this First Supplemental Indenture in Sections 2.1 through 2.10 hereof shall only be applicable with respect to, and govern the terms of, the Notes, which shall not be limited in aggregate principal amount, and shall not apply to any other Securities which may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.

                                   ARTICLE 2.

                           AMENDMENTS TO THE INDENTURE

SECTION 2.01.  AMENDMENTS TO ARTICLE 1.

               Section 1.01 of the Indenture is hereby amended by adding the following definitions in their proper alphabetical order which, in the event of a conflict with the definition of terms in the Indenture, shall control:

                    "ACQUIRED DEBT" means, with respect to any specified Person:
     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                    "ASSET SALE" means: (1) the sale, lease, conveyance or other disposition of any assets; PROVIDED that the sale, conveyance or other disposition of all or substantially all of the assets of OI Group and its Restricted Subsidiaries taken as a whole shall be governed by Article 5 and not by Section 4.11; and (2) the issuance of Equity Interests by any of OI Group's Restricted Subsidiaries or the sale of Equity Interests in any of OI Group's Restricted Subsidiaries. Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales: (1) any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $10.0 million; (2) a transfer of assets between or among OI Group and its Restricted Subsidiaries; (3) an issuance of Equity Interests by a Restricted Subsidiary of OI Group to OI Group or to another Restricted Subsidiary of OI Group; (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business; (5) the sale, lease, conveyance or other disposition of any assets securing this Indenture or the Credit Agreement in connection with the enforcement of the security interests contained therein pursuant to the terms of the Intercreditor Agreement; (6) the sale or other disposition of cash or Cash Equivalents; (7) a Restricted Payment that is permitted

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     by Section 4.12; and (8) the exchange of assets held by OI Group or a
     Restricted Subsidiary of OI Group for assets held by any Person or entity (including Equity Interests of such Person or entity), provided that (i) the assets received by OI Group or such Restricted Subsidiary of OI Group in any such exchange shall immediately constitute, be part of, or be used in a Permitted Business; and (ii) any such assets received are of a comparable Fair Market Value to the assets exchanged as determined in good faith by OI Group.

                    "CASH EQUIVALENTS" means: (1) United States dollars; (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof and (a) backed by the full faith and credit of the United States or (b) having a rating of at least AAA from S&P or at least Aaa from Moody's, in each case maturing not more than one year from the date of acquisition; (3) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year of the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's; (4) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender under the Credit Agreement or any domestic commercial bank having capital and surplus of not less than $250.0 million; (5) repurchase and reverse repurchase obligations for underlying securities of the types described in clauses (2) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above; (6) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within one year from the date of creation thereof; and (7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition or that has a rating of at least AAA from S&P or at least Aaa from Moody's.

                    "CHANGE OF CONTROL" means the occurrence of any of the following: (1) OI Inc. or OI Group becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Principals and their Related Parties, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 35% or more of the total voting power of the Voting Stock of OI Inc.; or
     (2) the first day on which a majority of the members of the Board of Directors of OI Inc. are not Continuing Directors; or (3) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the

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     outstanding shares of such Voting Stock of such surviving or transferee
     Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than the Principals and their Related Parties, becomes, directly or indirectly, the beneficial owner (as defined above) of 35% or more of the voting power of all classes of Voting Stock of the Company; or (4) the first day on which OI Inc. fails to own 100% of the issued and outstanding Equity Interests of OI Group.

                    "CONSOLIDATED CASH FLOW" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period PLUS: (1) an amount equal to any extraordinary loss realized by such Person or any of its Restricted Subsidiaries in connection with any sale or other disposition of assets, to the extent such losses were deducted in computing such Consolidated Net Income; PLUS (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; PLUS (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including without limitation amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; PLUS (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges and expenses were deducted in computing such Consolidated Net Income; MINUS (5) an amount equal to any extraordinary gain realized by such person or any of its Restricted Subsidiaries in connection with any sale or other disposition of assets, to the extent such gains were included in computing such Consolidated Net Income; MINUS (6) pension expenses, retiree medical expenses and any other material non-cash items increasing Consolidated Net Income for such period that are disclosed in such Person's financial statements, other than accrual of revenue in the ordinary course of business, in each case without duplication, on a consolidated basis and determined in accordance with GAAP; MINUS (7) net cash payments to OI Inc. by OI Group for (i) claims of persons for exposure to asbestos containing products and expenses related thereto and (ii) dividends on any outstanding preferred stock of OI Inc., in each case without duplication, on a consolidated basis and determined in accordance with GAAP.

                    Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation, amortization and other non-cash charges and expenses of, a Restricted Subsidiary of OI Group shall be added to Consolidated Net Income to compute Consolidated Cash Flow of OI Group only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to OI Group by such Restricted Subsidiary without prior governmental approval (that has not been

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     obtained), and would not be prohibited, directly or indirectly, by the operation of the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders, other than agreements, instruments, judgments, decrees, orders, statutes, rules and government regulations existing on the Issue Date.

                    "CONSOLIDATED NET INCOME" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that: (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary of the specified Person; (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, is prohibited, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, other than agreements, instruments, judgments, decrees, orders, statutes, rules and government regulations existing on the Issue Date; (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (4) the cumulative effect of a change in accounting principles under GAAP shall be excluded; (5) all extraordinary, unusual or nonrecurring gains and losses (including without limitation any one-time costs incurred in connection with acquisitions) (together with any related provision for taxes) shall be excluded; (6) any gain or loss (together with any related provision for taxes) realized upon the sale or other disposition of any property, plant or equipment of the specified Person or its Restricted Subsidiaries (including pursuant to any sale and leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss (together with any related provision for taxes) realized upon the sale or other disposition by the specified Person or any Restricted Subsidiary of the specified Person of any Capital Stock of any Person or any Asset Sale shall be excluded to the extent that any such gain or loss exceeds $5.0 million with respect to any one occurrence or $15.0 million in the aggregate with respect to gains or losses during any twelve-month period; (7) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries; and (8) any deduction for minority owners' interest in earnings of Subsidiaries shall be excluded.

                    "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of OI Inc., who: (1) was a member of such Board of Directors on the date of the Indenture; or
     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

                    "CREDIT AGREEMENT DOMESTIC BORROWERS" means the Company, OI General FTS Inc. and OI Plastic Products FTS Inc., to the extent at the time of determination such

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     entity is a borrower under the Credit Agreement and any other Domestic
     Subsidiary of OI Group that is, at the relevant time, a borrower under the Credit Agreement.

                    "CREDIT FACILITIES" means (1) one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other lenders providing for revolving credit loans, term loans, bankers acceptances, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, refinanced or otherwise restructured in whole or in part from time to time (collectively, "BANK FACILITIES"); and (2) notes, debentures or other financing instruments or any combination thereof incurred after the Issue Date ("Non-Bank Refinancing"), including any refinancing thereof, to the extent such Non-Bank Refinancing replaces, refinances or otherwise restructures Indebtedness under Credit Facilities PROVIDED that after giving effect to the issuance and use of proceeds of such Non-Bank Refinancing, OI Group and/or its Restricted Subsidiaries shall have available borrowings under the Bank Facilities of at least $2.5 billion.

                    "DESIGNATED NONCASH CONSIDERATION" means the noncash consideration received by OI Group or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate setting forth the basis of such valuation, executed by an officer of OI Group or the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

                    "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the Holder thereof), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof (other than as a result of a change of control or asset sale), in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature or are no longer outstanding. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the Holders thereof have the right to require OI Group or the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that OI Group or the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.12.

                    "EQUITY OFFERING" means any public or private sale of common stock (other than Disqualified Stock) of OI Inc. (other than public offerings with respect to common stock registered on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of OI Inc.).

                    "EXISTING INDEBTEDNESS" means the aggregate principal or commitment amount of Indebtedness of OI Group and its Subsidiaries (other than Indebtedness under

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     the Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid or terminated.

                    "EXISTING IRBS" means the Holmes County Ohio 5.85% Industrial Revenue Bonds due 2007, the Kansas City, Missouri Industrial Development Revenue Bonds due 2008 and the City of Mentor, Ohio Industrial Development Bonds due 2004, and any extensions, renewals or refinancings thereof to the extent that such extensions, renewals and refinancings thereof do not result in an increase in the aggregate principal amount of such Existing IRBs.

                    "FIXED CHARGE COVERAGE RATIO" means with respect to any specified Person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of calculating the Fixed Charge Coverage Ratio: (1) acquisitions and dispositions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act;
     (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date; (4) the consolidated interest expense attributable to interest on any Indebtedness computed on a pro forma basis and (a) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (b) that was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate; and (5) the consolidated interest expense attributable to interest on any working capital borrowings under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such working capital borrowings during the applicable period.

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                    "FIXED CHARGES" means, with respect to any specified Person and its Restricted Subsidiaries for any period, the sum, without duplication, of: (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to attributable debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; PLUS (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; PLUS (3) interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person; PLUS (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of OI Group (other than Disqualified Stock) or to OI Group or a Restricted Subsidiary of OI Group, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

                    "GLOBAL NOTE" means a Note issued to evidence all or a part of the Notes that is executed by the Company and authenticated and delivered by the Trustee to a Depositary or pursuant to such Depositary's instructions, all in accordance with this Indenture and pursuant to Sections 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f), which shall be registered as to principal and interest in the name of such Depositary or its nominee.

                    "INVESTMENT GRADE PERMITTED LIENS" means: (1) Liens arising under the Collateral Documents other than Liens securing the OI Inc. Senior Notes on the Issue Date; (2) Liens incurred after the Issue Date on the assets (including shares of Capital Stock and Indebtedness) of OI Group or any Domestic Subsidiary of OI Group; PROVIDED, HOWEVER, that the aggregate amount of Indebtedness and other obligations at any time outstanding secured by such Liens pursuant to clause (1) above and this clause (2) shall not exceed the sum of $5.5 billion plus 50% of Tangible Assets acquired by the Company or any Domestic Subsidiary after the Issue Date;
     (3) Liens in favor of OI Group or any Domestic Subsidiary of OI Group; (4) Liens on property or shares of capital stock of a Person existing at the time such Person is merged with or into or consolidated with OI Group or any Domestic Subsidiary of OI Group; PROVIDED that such Liens were not incurred in connection with or in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with OI Group or the Domestic Subsidiary; (5) Liens on property or shares of capital stock existing at the time of acquisition thereof by OI Group or any Domestic Subsidiary of OI Group, PROVIDED that such Liens were not incurred in connection with or in contemplation of such acquisition and do not extend to any property other than the property so acquired by OI Group or the Domestic Subsidiary;
     (6) Liens (including extensions and renewals thereof) upon real or personal (whether tangible or intangible) property acquired after the Issue Date, PROVIDED that: (a) such Lien is created solely for the purpose of securing Indebtedness

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     incurred to finance all or any part of the purchase price or cost of construction or improvement of property, plant or equipment subject thereto and such Lien is created prior to, at the time of or within 12 months after the later of the acquisition, the completion of construction or the commencement of full operation of such property, plant or equipment or to refinance any such Indebtedness previously so secured; (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost; and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (7) Liens to secure any Capital Lease Obligation or operating lease; (8) Liens encumbering customary initial deposits and margin deposits; (9) Liens securing Indebtedness under Hedging Obligations; (10) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by OI Group or any of its Domestic Subsidiaries in the ordinary course of business of OI Group and its Domestic Subsidiaries; (11) Liens on or sales of receivables and customary cash reserves established in connection therewith; (12) Liens securing OI Group's or any of its Domestic Subsidiary's obligations in respect of bankers' acceptances issued or created to facilitate the purchase, shipment or storage of inventory or other goods; and (13) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor.

                    "INVESTMENT GRADE RATINGS" means a debt rating of the Notes of BBB- or higher by S&P and Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's or in the event S&P or Moody's shall cease rating the Notes and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.

                    "INVESTMENTS" means, with respect to any Person, all direct or indirect investments by such Person in other Persons in the forms of loans (including Guarantees thereof), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If OI Group or any Restricted Subsidiary of OI Group sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of OI Group such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of OI Group, OI Group shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.12. The acquisition by OI Group or any Restricted Subsidiary of OI Group of a Person that holds an Investment in a third Person shall be deemed to be an Investment by OI Group or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.12.

                    "KKR" means Kohlberg Kravis Roberts & Co., L.P., a Delaware limited membership.

                    "LIQUIDATED DAMAGES" means the payment of liquidated damages as set forth in the Registration Rights Agreement.

                    "MOODY'S" means Moody's Investors Service, Inc. or any successor rating agency.

                    "NET INCOME" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

                    "NET PROCEEDS" means the aggregate cash proceeds received by OI Group or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of any bona fide direct costs relating to such Asset Sale, including, without limitation, reasonable legal, accounting and investment banking fees, reasonable sales commissions, any reasonable relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness that is paid with the proceeds of such Asset Sale and any reasonable reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and for the after-tax cost of any indemnification payments (fixed and contingent) attributable to sellers' indemnities to the purchaser.

                    "NOTES" shall have the meaning specified in the second recital of the First Supplemental Indenture.

                    "OFFSHORE COLLATERAL DOCUMENTS" means the Offshore Security Agreements and the Mortgages securing real property outside of the United States of America.

                    "OFFSHORE SECURITY AGREEMENTS" has the meaning assigned to such term in the Credit Agreement.

                    "OI INC. ORDINARY COURSE PAYMENTS" means dividends or other distributions by, or payments of Intercompany Indebtedness from, OI Group to OI Inc. necessary to permit OI Inc. to pay any of the following items which are then due and payable: (i) Permitted OI Inc. Debt Obligations;
     (ii) claims of persons for exposure to asbestos-containing products and expenses related thereto; (iii) consolidated tax liabilities of OI Inc. and its Subsidiaries; and (iv) general administrative costs and other on-going expenses of OI Inc. in the ordinary course of business consistent with past practices.

                    "OI INC. SENIOR NOTES" means the Indebtedness of OI Inc. outstanding as of any date pursuant to its $300.0 million aggregate principal amount of 7.85% Senior Notes due 2004, $350.0 million aggregate principal amount of 7.15% Senior Notes due

     2005, $300.0 million aggregate principal amount of 8.10% Senior Notes due 2007, $250.0 million aggregate principal amount of 7.35% Senior Notes due 2008, $250.0 million aggregate principal amount of 7.50% Senior Debentures due 2010, and $250.0 million aggregate principal amount of 7.80% Senior Debentures due 2018.

                    "PERMITTED BUSINESS" means any business conducted or proposed to be conducted (as described in the offering memorandum) by OI Group and its Restricted Subsidiaries on the date of this Indenture and other businesses reasonably related or ancillary thereto.

                    "PERMITTED INVESTMENTS" means: (1) any Investment in the Company, OI Group or in a Restricted Subsidiary of OI Group; (2) any Investment in cash or Cash Equivalents and, with respect to Foreign Subsidiaries, short term Investments similar to Cash Equivalents customarily used in the countries in which such Foreign Subsidiaries are located; (3) any Investment by OI Group or any Restricted Subsidiary of OI Group in a Person, if as a result of such Investment: (a) such Person becomes a Restricted Subsidiary of OI Group; or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, OI Group or a Restricted Subsidiary of OI Group; (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.11; (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of OI Inc., the Company or OI Group; (6) Hedging Obligations; (7) advances to employees, officers and directors not in excess of $2.0 million outstanding at any one time, in the aggregate; (8) obligations of employees, officers and directors, not in excess of $2.0 million outstanding at any one time, in the aggregate, in connection with such employees', officers' or directors' acquisition of shares of OI Inc. common stock, so long as no cash is actually advanced to such employees, officers or directors in connection with the acquisition of any such shares; (9) any Investment existing on the Issue Date; and (10) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other such Investments outstanding at any such time, not to exceed $150.0 million.

                    "PERMITTED LIENS" means: (1) Liens arising under the Collateral Documents other than Liens securing the OI Inc. Senior Notes on the Issue Date; (2) Liens incurred after the Issue Date on the assets (including shares of Capital Stock and Indebtedness) of OI Group or any Restricted Subsidiary of OI Group; PROVIDED, HOWEVER, that the aggregate amount of Indebtedness and other obligations at any time outstanding secured by such Liens pursuant to clause (1) above and this clause (2) shall not exceed the sum of $5.5 billion plus 50% of Tangible Assets acquired by the Company or any Guarantor or that are owned by any Restricted Subsidiary that becomes a Guarantor after the Issue Date; (3) Liens in favor of OI Group or any Restricted Subsidiary of OI Group; (4) Liens on property or shares of capital stock of a Person existing at the time such Person is merged with or into or consolidated with OI Group or any Restricted Subsidiary of OI Group; PROVIDED that such Liens were not incurred in connection with or in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with OI Group or the Restricted Subsidiary; (5) Liens on property or shares of capital stock existing at the time of acquisition thereof by OI Group or any Restricted Subsidiary of OI Group, PROVIDED that such Liens were not incurred in connection with or in contemplation of such acquisition and do not extend to any property other than the property so acquired by OI Group or the Restricted Subsidiary; (6) Liens on property or shares of capital stock of any Foreign Subsidiary, including shares of capital stock of any Foreign Subsidiary owned by a Domestic Subsidiary, to secure Indebtedness of a Foreign Subsidiary permitted to be incurred under this Indenture; (7) Liens (including extensions and renewals thereof) upon real or personal (whether tangible or intangible) property acquired after the Issue Date, PROVIDED that: (a) such Lien is created solely for the purpose of securing Indebtedness incurred to finance all or any part of the purchase price or cost of construction or improvement of property, plant or equipment subject thereto and such Lien is created prior to, at the time of or within 12 months after the later of the acquisition, the completion of construction or the commencement of full operation of such property, plant or equipment or to refinance any such Indebtedness previously so secured;
     (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost; and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (8) Liens to secure any Capital Lease Obligation or operating lease; (9) Liens encumbering customary initial deposits and margin deposits; (10) Liens securing Indebtedness under Hedging Obligations; (11) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by OI Group or any of its Restricted Subsidiaries in the ordinary course of business of OI Group and its Restricted Subsidiaries;
     (12) Liens on or sales of receivables and customary cash reserves established in connection therewith; (13) Liens securing OI Group's or any of its Restricted Subsidiaries' obligations in respect of bankers' acceptances issued or created to facilitate the purchase, shipment or storage of inventory or other goods; and (14) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor.

                    "PERMITTED OI INC. DEBT OBLIGATIONS" means Obligations with respect to the OI Inc. Senior Notes and any refinancings of the $300.0 million aggregate principal amount of 7.85% Senior Notes due 2004, the $350.0 million aggregate principal amount of 7.15% Senior Notes due 2005 of OI Inc., the $300.0 million aggregate principal amount of 8.10% Senior Notes due 2007, the $250.0 million aggregate principal amount of 7.35% Senior Notes due 2008 and the $250.0 million aggregate principal amount of 7.50% Senior Debentures due 2010, and the Existing IRBs and up to an additional $50.0 million of IRB financing.

                    "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of OI Group or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund such other Indebtedness of OI Group or any of its Restricted Subsidiaries (other than Intercompany Indebtedness); PROVIDED that: (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal or commitment amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any premiums necessary to accomplish such refinancing and such expenses incurred in connection therewith); (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and
     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                    "PRINCIPALS" means KKR and its Affiliates.

                    "RATING AGENCY" means any of: (1) S&P ; (2) Moody's; or (3) if S&P or Moody's or both shall not make a rating of the Notes publicly available, a security rating agency or agencies, as the case may be, nationally recognized in the United States, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be, and, in each case, any successors thereto.

                    "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of January 24, 2002, between the Company, the Guarantors named therein and the Initial Purchasers (as defined therein).

                    "REGULATION S TEMPORARY GLOBAL SECURITY" means a temporary Global Security in the form of Exhibit D-2 bearing the Global Security Legend, the Private Placement Legend and the Regulation S Temporary Global Security Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

                    "RELATED PARTY" means: (1) any controlling stockholder, partner, member, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any of the Principals; or (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

                    "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

                    "S&P" means Standard & Poor's Ratings Services, a division of McGraw Hill Inc., a New York corporation, or any successor rating agency.

                    "SHELF REGISTRATION STATEMENT" means the shelf registration statement as defined in the Registration Rights Agreement.

                    "TANGIBLE ASSETS" means the total consolidated assets, LESS goodwill and intangibles, of OI Group and its Restricted Subsidiaries, as shown on the most recent balance sheet of OI Group.

                    "UNRESTRICTED SUBSIDIARY" means any Subsidiary of OI Group that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such
     Subsidiary: (1) has no Indebtedness other than Non-Recourse Debt; (2) is not party to any agreement, contract, arrangement or understanding with OI Group or any Restricted Subsidiary of OI Group unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to OI Group or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of OI Group; (3) is a Person with respect to which neither OI Group nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of OI Group or any of its Restricted Subsidiaries; and (5) has at least one director on its Board of Directors that is not a director or executive officer of OI Group or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of OI Group or any of its Restricted Subsidiaries. Any designation of a Restricted Subsidiary of OI Group as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.12. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of OI Group as of such date and, if such Indebtedness is not permitted to be incurred as of such date under
     Section 4.13, OI Group shall be in default of such covenant.

                    "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (2) the then outstanding principal amount of such Indebtedness.

                    "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 2.02.  AMENDMENTS TO ARTICLE 2.

               (a) Section 2.06 of the Indenture is hereby amended by adding, immediately following the final paragraph of such Section 2.06:

               Notes issued in global form shall be substantially in the form of Exhibits D-1 or D-2 attached hereto (including the Global Security Legend thereon and the "Schedule of Exchanges of Interests in the Global Security" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit D-1 attached hereto (but without the Global Security Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto).

               (b) Section 2.08 of the Indenture is hereby amended by deleting such Section 2.08 in its entirety and replacing it with the following
Section 2.08:

     SECTION 2.08   OUTSTANDING SECURITIES.

                    The Securities of any series outstanding at any time are all the Securities of that series authenticated by the Trustee, except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding. Except as set forth in the final paragraph of this Section 2.08, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                    If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                    If Securities are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

                    For each series of Original Issue Discount Securities, the principal amount of such Securities that shall be deemed to be outstanding and used to determine whether the necessary Holders have given any request, demand, authorization, direction, notice, consent or waiver shall be the principal amount of such Securities that could be declared to be due and payable upon acceleration upon an Event of Default as of the date of such determination. When requested by the Trustee, the Company shall advise the Trustee of such amount, showing its computations in reasonable detail.

                    In determining whether the Holders of the required principal amount of Securities of any series have concurred in any direction, waiver or consent, Securities owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities as to which a Trust Officer of the Trustee has actual knowledge are so owned shall be so disregarded. Securities owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall not be deemed to be outstanding for purposes of Section 3.07.

SECTION 2.03.  AMENDMENTS TO ARTICLE 3.

               Article 3 of the Indenture is hereby amended by adding, immediately following Section 3.06 thereof, the following new Sections 3.07 and 3.08:

     SECTION 3.07.  OPTIONAL REDEMPTION.

                    Except as described in this Section 3.07, the Notes shall not be redeemable at the Company's option prior to February 15, 2006.

                    (a) On or after February 15, 2006, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of Principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15, 2006 of the years indicated below:

           YEAR                                        PERCENTAGE
           ----                                        ----------
           2006.....................................     104.438%
           2007.....................................     102.219%
           2008 and thereafter......................     100.000%

                    (b) At any time prior to February 15, 2005, the Company may redeem on any one or more occasions up to 35% of the aggregate principal amount of Notes (calculated after giving effect to any issuance of Additional Securities) issued under this Indenture at a redemption price of 108.875% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by OI Inc. to the extent the net cash proceeds thereof are contributed to the Company or used to purchase from the Company Capital Stock (other than Disqualified Stock) of the Company; PROVIDED that:

          (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by OI Inc. and its Subsidiaries); and

          (2) the redemption must occur within 60 days of the date of the closing of such Equity Offering.

                    (c) At any time prior to February 15, 2006, the Notes may be redeemed, in whole but not in part, at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event more than 90 days after the occurrence of such Change of Control or transfer event) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the Notes on the relevant Interest Payment Date).

                    "APPLICABLE PREMIUM" means, with respect to any Note on any redemption date, the greater of:

                    (1)  1.0% of the principal amount of such Note; or

                    (2)  the excess of:

                         (a) the present value at such redemption date of (1) the redemption price of such Note at February 15, 2006 (such redemption price being set forth in the table above) plus (2) all required interest payments due on such Note through February 15, 2006, (including accrued but unpaid interest) computed using a discount rate equal to the Treasury Rate on such redemption date plus 50 basis points; over

                         (b)  the principal amount of such Note.

                    "TREASURY RATE" means, as of ANY redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 15, 2006; PROVIDED, HOWEVER, that if the period from the redemption date to February 15, 2006 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     SECTION 3.08   MANDATORY REDEMPTION.

                    The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 2.04.  AMENDMENTS TO ARTICLE 4.

               Section 4 of the Indenture is hereby amended by adding, immediately following Section 4.08 thereof, the following new Sections 4.09 through 4.21 for the benefit of the Notes:

     SECTION 4.09.  FALL-AWAY EVENT.

                    If at any time the Notes have achieved the Investment Grade Ratings, OI Group and the Restricted Subsidiaries of OI Group shall thereafter no longer be subject to the covenants under Sections 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and 4.18

     (collectively, the "EXTINGUISHED COVENANTS"), PROVIDED that if upon the receipt by the Notes of the Investment Grade Ratings, a Default or Event of Default has occurred and is continuing under this Indenture, the Company shall continue to be subject to the Extinguished Covenants until such time as no Default or Event of Default is continuing.

                    Notwithstanding the foregoing, at the time OI Group and the Restricted Subsidiaries are no longer subject to the Extinguished Covenants, the following covenant shall apply to OI Group and its Domestic
     Subsidiaries:

                    Neither OI Group nor any of its Domestic Subsidiaries shall create, incur, or permit to exist, any Lien on any of their respective assets, whether now owned or hereafter acquired, in order to secure any Indebtedness of either of OI Group or any of its Domestic Subsidiaries, without effectively providing that the Notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except: (i) Liens on cash and Cash Equivalents securing obligations in respect of letters of credit in accordance with the terms of the Credit Agreement; (ii) Liens existing on the Issue Date; (iii) Liens granted after the Issue Date on any assets of OI Group or any of its Domestic Subsidiaries securing Indebtedness of OI Group or any of its Domestic Subsidiaries created in favor of the Holders of the Notes; (iv) Liens securing Indebtedness which is incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under this Indenture; PROVIDED that such Liens do not extend to or cover any assets of OI Group or any of its Domestic Subsidiaries other than the assets securing the Indebtedness being extended, renewed or refinanced and that the principal or commitment amount of such Indebtedness does not exceed the principal or commitment amount of the Indebtedness being extended, renewed or refinanced at the time of such extension, renewal or refinancing, or at the time the Lien was issued, created or assumed or otherwise permitted;
     (v) Investment Grade Permitted Liens; or (vi) Liens created in substitution of or as replacement for any Liens permitted by the preceding clauses (i) through (v) or this clause (vi), PROVIDED that, based on a good faith determination of an officer of the Company, the assets encumbered under any such substitute or replacement Lien is substantially similar in value to the assets encumbered by the otherwise permitted Lien which is being replaced. Upon the assignment of the Company's obligations under this Indenture to OI Inc. as described in Section 5.03 of this Indenture, the limitations described in this paragraph shall apply to Liens securing Indebtedness of OI Inc. and its Domestic Subsidiaries in lieu of Liens securing Indebtedness of OI Group and its Domestic Subsidiaries and references to OI Group or the Company in the definition of "Investment Grade Permitted Liens" shall become references to OI Inc., unless the context otherwise requires.

                    For purposes of this Indenture, the Notes and the Guarantees of the Notes, so long as the Credit Agreement is in effect, the Notes shall be considered equally and ratably secured if they are secured pursuant to terms and provisions, including any exclusions or exceptions described therein, no less favorable to the holders of Notes than those set forth in, or contemplated by, the Credit Agreement.

     SECTION 4.10   OFFER TO REPURCHASE UPON A CHANGE OF CONTROL.

                    If a Change of Control occurs, unless the Company has exercised its right to redeem the Notes under Section 3.07, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to a change of control offer on the terms set forth in this Indenture (a "CHANGE OF CONTROL OFFER"). In the Change of Control Offer, the Company shall offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder at its registered address. The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Change of Control Offer. Any Change of Control Offer shall be made to all Holders. The notice, which shall govern the terms of the Change of Control Offer, shall state: (1) that the Change of Control Offer is being made pursuant to this Section 4.10; (2) the Change of Control Payment and the date on which Notes tendered and accepted for payment shall be purchased, which date shall be at least 30 days and no later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"); (3) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest; (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrete or accrue interest after the Change of Control Payment Date; (5) that Holders electing to have a Note purchased pursuant to any Change of Control Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or the Paying Agent at the address specified in the notice at least three days before the Change of Control Payment Date; (6) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the Change of Control Payment Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; (7) that Notes and portions of Notes purchased shall be in amounts of $1,000 or whole multiples of $1,000, except that if all of the Notes of a Holder are to be purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be purchased; and (8) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to

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     have breached its obligations under the Change of Control provisions of this Indenture by virtue of such conflict.

                    On the Change of Control Payment Date, the Company shall, to the extent lawful:

               (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

               (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

               (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

                    The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof.

                    The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                    The provisions set forth above that require the Company to make a Change of Control Offer following a Change of Control shall be applicable regardless of whether or not any other provisions of this Indenture are applicable.

                    Notwithstanding anything to the contrary in this Section 4.10, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.10 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     SECTION 4.11   ASSET SALES.

                    OI Group shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

               (1) OI Group (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

               (2) such Fair Market Value is determined in good faith by OI Group and a certification to that effect is set forth in an Officers' Certificate delivered to the Trustee; and

               (3) at least 75% of the consideration therefor received by OI Group or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following shall be deemed to be cash:

                    (a) any liabilities (as shown on OI Group's or such Restricted Subsidiary's most recent balance sheet) of OI Group or any Restricted Subsidiary of OI Group (other than liabilities that are by their terms subordinated to the Notes or any Guarantee of the Notes) that are assumed by the transferee of any such assets which assumption releases OI Group or such Restricted Subsidiary from further liability;

                    (b) any securities, notes or other obligations received by OI Group or any such Restricted Subsidiary from such transferee that are converted within 180 days by OI Group or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion); and

                    (c) any Designated Noncash Consideration received by OI Group or any Restricted Subsidiary of OI Group in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5.0% of Tangible Assets at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value);

     PROVIDED, that the 75% limitation referred to in clause (3) above shall not apply to any Asset Sale in which the cash portion of such consideration received therefore on an after-tax basis, determined in accordance with clause (3) above, is equal to or greater than what the after-tax net proceeds would have been had such transaction complied with such 75% limitation.

                    Within 360 days after the receipt of any Net Proceeds from an Asset Sale, OI Group or such Restricted Subsidiary may apply such Net Proceeds at its option:

               (1) to repay senior Indebtedness of the Company or any Guarantor and, if the senior Indebtedness of the Company or any Guarantor repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto, if the terms of such revolving credit Indebtedness would require such a commitment reduction; PROVIDED, HOWEVER, that a non-Guarantor Restricted Subsidiary may use the Net Proceeds from an Asset Sale to repay senior Indebtedness of OI Group or any Restricted Subsidiary of OI Group;

               (2) to make payments required to be made with respect to the outstanding OI Inc. Senior Notes;

               (3) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, a Permitted Business;

               (4) to make a capital expenditure in or that is used or useful in a Permitted Business;

               (5) to acquire other long-term assets in or that are used or useful in a Permitted Business; or

               (6) to make an Investment in any one or more businesses (PROVIDED that such Investment in any business may be in the form of the acquisition of Capital Stock so long as it results in OI Group or a Restricted Subsidiary of OI Group, as the case may be, owning a majority of the Capital Stock of such business), properties or assets that replace the businesses, properties and assets that are the subject of such Asset Sale; PROVIDED, HOWEVER, that any such business, properties and assets of OI Group or a Guarantor that are the subject of an Asset Sale are invested in one or more businesses, properties or assets that constitute or are owned or shall be owned by a Guarantor or a Restricted Subsidiary that becomes a Guarantor.

     Notwithstanding the foregoing, with respect to any Asset Sale by the Company or any Guarantor, such Net Proceeds may only be applied pursuant to items (1) or (6) above and, to the extent such Net Proceeds are applied to, or with respect to, the Company, a Guarantor or a Person or a Restricted Subsidiary that becomes a Guarantor, items (3), (4) or (5) above. Pending the final application of any such Net Proceeds, OI Group or the applicable Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

                    Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph shall constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company shall make an offer (an "ASSET SALE OFFER") to all Holders of Notes and all Holders of other Indebtedness that is PARI PASSU with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the

     Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other PARI PASSU Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other PARI PASSU Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other PARI PASSU Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

                    The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such conflict.

     SECTION 4.12.  RESTRICTED PAYMENTS.

                    OI Group shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

               (1) declare or pay any dividend or make any other distribution on account of OI Group's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving OI Group or any of its Restricted Subsidiaries) or to the direct or indirect holders of OI Group's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of OI Group or such Restricted Subsidiaries); PROVIDED that the foregoing shall not limit or preclude: (a) the declaration or payment of dividends or distributions to OI Group, the Company or any Guarantor; (b) the declaration or payment of dividends or distributions to holders of Equity Interests of a Guarantor (other than OI Group or a Subsidiary of OI Group) on a pro rata basis with all other holders; or (c) the declaration or payment of dividends or distributions by non-Guarantor Restricted Subsidiaries to the holders of their Equity Interests on a pro rata basis;

               (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving OI Group or any of its Restricted Subsidiaries) any Equity Interests of OI Group or any direct or indirect parent of OI Group;

               (3) purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Guarantees of the Notes, except for (a) payments of or related to Intercompany Indebtedness

                    (other than Intercompany Indebtedness owing to OI Inc. by OI Group), (b) a payment of interest or Principal at the Stated Maturity thereof (other than Intercompany Indebtedness owing to OI Inc. by OI Group) or (c) the purchase, repurchase, defeasance, acquisition or retirement for value of Indebtedness of a Foreign Subsidiary by a Foreign Subsidiary; or

               (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "RESTRICTED PAYMENTS"),

     unless, at the time of and after giving effect to such Restricted Payment:

               (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

               (2) OI Group would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.13; and

               (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by OI Group and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (2),
                    (3), (6) and (7) of the next succeeding paragraph), is less than the sum, without duplication, of:

                    (a) 50% of the Consolidated Net Income of OI Group for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of OI Group's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), PLUS

                    (b) 100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities received by OI Group since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of OI Group (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of OI Group that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of OI Group); PLUS

                    (c) to the extent that any Restricted Investment that was made after the date of this Indenture is sold or otherwise liquidated, the cash plus the Fair Market Value of any marketable securities received upon the sale or liquidation of such Restricted Investment (less the cost of disposition, if any); PLUS

                    (d)  $15.0 million.

                    So long as (solely with respect to clauses (2), (3), (5) and (7) below) no Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions shall not prohibit:

               (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

               (2) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness of OI Group or any Restricted Subsidiary of OI Group or of any Equity Interests of OI Group in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of OI Group) of, Equity Interests of OI Group (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

               (3) the defeasance, redemption, repurchase or other acquisition of the OI Inc. Senior Notes;

               (4) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of OI Group (other than the OI Inc. Senior Notes) or any Restricted Subsidiary of OI Group with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

               (5) the repurchase, redemption or other acquisition or retirement (or dividends or distributions to OI Inc. or payments of Intercompany Indebtedness, in each case, to finance such repurchase, retirement or other acquisition) for value of any Equity Interests of OI Inc., OI Group or any Restricted Subsidiary of OI Group held by any member of OI Inc.'s, OI Group's or any Restricted Subsidiary of OI Group's management; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any twelve-month period;

               (6)  any OI Inc. Ordinary Course Payment; and

               (7) dividends or distributions to OI Inc. or payments of Intercompany Indebtedness to allow OI Inc. to pay cash dividends on any shares of preferred stock of OI Inc. outstanding on the date of this Indenture, plus dividends on any subsequently issued shares of preferred stock of OI Inc. in an amount not to exceed $25.0 million in any twelve-month period.

                    The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by OI Group or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.12 shall be determined in good faith by OI Group.

     SECTION 4.13.  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

                    OI Group shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and OI Group shall not issue any Disqualified Stock and OI Group shall not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or preferred stock; PROVIDED, HOWEVER, that OI Group and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) and may issue preferred stock, if the Fixed Charge Coverage Ratio for OI Group's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

                    The first paragraph of this Section 4.13 shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "PERMITTED DEBT"):

               (1) the incurrence by OI Group or its Restricted Subsidiaries of Indebtedness under Credit Facilities (and the incurrence of Guarantees thereof) in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $4.5 billion (of which not more than $1.41 billion of such Indebtedness shall be incurred by Restricted Subsidiaries that are not Guarantors);

               (2) the incurrence by OI Group and any Restricted Subsidiary of OI Group of the Existing Indebtedness;

               (3) the incurrence by OI Group, the Company and the Guarantors of Indebtedness represented by the Notes and the related Guarantees to be issued on the date of this Indenture and the Exchange Notes to be issued pursuant to the Registration Rights Agreement;

               (4) the incurrence by OI Group or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed 3.0% of Tangible Assets;

               (5) the incurrence by OI Group or any of its Restricted Subsidiaries of Indebtedness incurred to finance all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of OI Group or such Restricted Subsidiary, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (5), not to exceed 5.0% of Tangible Assets, as measured after giving effect to such transaction;

               (6) provided that so long as no Default shall have occurred or be continuing or would be caused thereby, the incurrence by OI Group or any of its Restricted Subsidiaries of Indebtedness, the proceeds of which are or shall be used to refund, refinance or replace the $300.0 million aggregate principal amount of 7.85% Senior Notes due 2004, the $350.0 million aggregate principal amount of 7.15% Senior Notes due 2005, the $300.0 million aggregate principal amount of 8.10% Senior Notes due 2007, the $250.0 million aggregate principal amount of 7.35% Senior Notes due 2008 and the $250.0 million aggregate principal amount of 7.50% Senior Debentures due 2010, in each case of OI Inc.

               (7) incurrence by OI Group or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are or shall be used to refund, refinance or replace Indebtedness (other than Intercompany Indebtedness) that was permitted to be incurred under the first paragraph of this Section 4.13 or clauses (2), (3),
                    (6) or (7) of this paragraph;

               (8) the incurrence by OI Group or any of its Restricted Subsidiaries of Intercompany Indebtedness between or among OI Group and any of its Restricted Subsidiaries and with respect to OI Group only, between OI Group and OI Inc.; provided, however, that:

                    (a) if OI Group, the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Guarantees of the Notes, in the case of OI Group or a Guarantor;

                    (b) any incurrence by OI Group of Intercompany Indebtedness to OI Inc. after the Issue Date shall be in exchange for cash loans or advances from OI Inc. in the ordinary course of business consistent with past practices; and

                    (c) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than OI Group or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either OI Group or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by OI Group or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (8);

               (9) the incurrence by OI Group or any of its Restricted Subsidiaries of Hedging Obligations;

               (10) provided that so long as no Default shall have occurred or be continuing or would be caused thereby, the incurrence by any Foreign Subsidiary of OI Group of Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, not to exceed $300.0 million, in addition to the $1.41 billion of Indebtedness that may be incurred under clause (1) of this paragraph;

               (11) (i) the Guarantee by the Company or any of the Guarantors of
                    Indebtedness of OI Group or any Restricted Subsidiary of OI Group and (ii) the Guarantee by any Foreign Subsidiary of Indebtedness of OI Group or any Restricted Subsidiary of OI Group, in each case, that was permitted to be incurred by another provision of this Section 4.13;

               (12) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.13 or an issuance of Disqualified Stock; provided, in each such case, that the amount thereof is included in Fixed Charges of OI Group as accrued;

               (13) the incurrence by OI Group or any of its Restricted
                    Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any

                    Indebtedness incurred pursuant to this clause (13), not to exceed $300.0 million;

               (14) Indebtedness arising from agreements of OI Group or a
                    Restricted Subsidiary of OI Group providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; PROVIDED, HOWEVER, that (i) such Indebtedness is not reflected on the balance sheet of OI Group or any such Restricted Subsidiary of OI Group (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet shall not be deemed to be reflected on such balance sheet for purposes of this clause (i)) and (ii) the maximum assumable liability in respect of all such Indebtedness that is permitted to be incurred pursuant to this clause (14) shall at no time exceed the gross proceeds including noncash proceeds (the Fair Market Value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by OI Group and its Restricted Subsidiaries in connection with such disposition;

               (15) the incurrence by OI Group or any of its Restricted
                    Subsidiaries of Indebtedness incurred or deemed incurred or cash consideration received from the sale of accounts receivable by OI Group or any of its Restricted Subsidiaries or a special purpose vehicle established by any of them to purchase and sell such receivables;

               (15) obligations in respect of performance and surety bonds and completion guarantees provided by OI Group or any of its Restricted Subsidiaries in the ordinary course of business;

               (16) Indebtedness incurred by OI Group or any of its Restricted
                    Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; PROVIDED, HOWEVER, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence; and

               (18) the incurrence by OI Group or any of its Restricted
                    Subsidiaries of Acquired Debt, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this

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                    clause (18), not to exceed 5.0% of Tangible Assets, as
                    measured after giving effect to the transaction for which the Acquired Debt was incurred.

                    The Company shall not incur any Indebtedness (including Permitted Debt) after the date of this Indenture that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially similar terms; PROVIDED, HOWEVER, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

                    OI Group shall not, and shall not permit any Guarantor to, incur any Indebtedness (including Permitted Debt) after the date of this Indenture that is contractually subordinated in right of payment to any other Indebtedness of OI Group or the Guarantors, as the case may be, unless such Indebtedness is also contractually subordinated in right of payment to the obligations under the Notes or Guarantees of the Notes on substantially similar terms; PROVIDED, HOWEVER, that no Indebtedness of OI Group or the Guarantors shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of OI Group or the Guarantors solely by virtue of being unsecured.

                    For purposes of determining compliance with this Section 4.13, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (18) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.13, the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this Section 4.13, or later reclassify all or a portion of such item of Indebtedness. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clauses (1) or (2) of the definition of Permitted Debt above.

     SECTION 4.14.  LIENS.

                    Neither OI Group nor any Restricted Subsidiary of OI Group shall create, incur, or permit to exist, any Lien on any of their respective assets, whether now owned or hereafter acquired, in order to secure any Indebtedness of either of OI Group or any Restricted Subsidiary of OI Group, without effectively providing that the Notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

               (1) Liens on cash and Cash Equivalents securing obligations in respect of letters of credit in accordance with the terms of the Credit Agreement;

               (2)  Liens existing on the Issue Date;

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               (3)  Liens granted after the Issue Date on any assets of OI Group or any of its Restricted Subsidiaries securing Indebtedness of OI Group or any of its Restricted Subsidiaries created in favor of the Holders of the Notes;

               (4) Liens securing Indebtedness of OI Group or any Restricted Subsidiary of OI Group which is incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under this Indenture; PROVIDED that such Liens do not extend to or cover any assets of OI Group or any Restricted Subsidiary of OI Group other than the assets securing the Indebtedness being extended, renewed or refinanced and that the principal or commitment amount of such Indebtedness does not exceed the principal or commitment amount of the Indebtedness being extended, renewed or refinanced at the time of such extension, renewal or refinancing, or at the time the Lien was issued, created or assumed or otherwise permitted;

               (5)  Permitted Liens; and

               (6) Liens created in substitution of or as replacements for any Liens permitted by the preceding clauses (1) through (5) or this clause (6), PROVIDED that, based on a good faith determination of an officer of the Company, the assets encumbered under any such substitute or replacement Lien is substantially similar in value to the assets encumbered by the otherwise permitted Lien which is being replaced.

     For purposes of this Indenture, the Notes and the Guarantees of the Notes, so long as the Credit Agreement is in effect, the Notes shall be considered equally and ratably secured if they are secured pursuant to terms and provisions, including any exclusions or exceptions described therein, no less favorable to the holders of Notes than those set forth in, or contemplated by, the Credit Agreement.

     SECTION 4.15. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

                    OI Group shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:

               (1) pay dividends or make any other distributions on its Capital Stock to OI Group or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to OI Group or any of its Restricted Subsidiaries;

               (2) make loans or advances to OI Group or any of its Restricted Subsidiaries; or

               (3) transfer any of its properties or assets to OI Group or any of its Restricted Subsidiaries.

                    However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

               (1) agreements governing Existing Indebtedness, Credit Facilities, charter documents and shareholder agreements as in effect on the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, Credit Facilities, charter documents and shareholders agreements as in effect on the date of this Indenture;

               (2) this Indenture, the Notes, the Collateral Documents, the Offshore Collateral Documents and the Guarantees of the Notes;

               (3)  applicable law;

               (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by OI Group or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

               (5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

               (6) purchase money obligations, including Capital Lease Obligations and obligations under mortgages, for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the first paragraph of this
                    Section 4.15;

               (7) any agreement for the sale or other disposition of a Restricted Subsidiary of OI Group that restricts any of the foregoing by that Restricted Subsidiary pending its sale or other disposition;

               (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; and

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               (9)  Permitted Liens or Investment Grade Permitted Liens securing
                    Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien.

                    Nothing contained in this Section 4.15 shall prevent OI Group or a Restricted Subsidiary of OI Group from entering into any agreement (x) permitting or providing for the incurrence of Liens otherwise permitted by Section 4.14 or (y) restricting the sale or other disposition of property securing Indebtedness.

     SECTION 4.16.  TRANSACTIONS WITH AFFILIATES.

                    OI Group shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "AFFILIATE TRANSACTION") involving aggregate payments in consideration in excess of $5.0 million, unless:

               (1) such Affiliate Transaction is on terms that are no less favorable to OI Group or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by OI Group or such Restricted Subsidiary with an unrelated Person; and

               (2) OI Group delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 4.16 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors.

                    The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

               (1) transactions between or among OI Group and/or its Restricted Subsidiaries;

               (2) transactions between OI Group and/or its Restricted Subsidiaries on the one hand, and OI Inc. on the other, that are in the ordinary course of business consistent with past practices;

               (3)  payment of reasonable directors' fees;

               (4)  Restricted Payments that are permitted by Section 4.12;

               (5) the payment of customary annual management, consulting, monitoring and advisory fees and related expenses to KKR and its Affiliates;

               (6) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of OI Group, any of its direct or indirect parent corporations or any Restricted Subsidiary of OI Group;

               (7) payments by OI Group or any of its Restricted Subsidiaries to KKR and its Affiliates for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the Board of Directors of OI Group in good faith;

               (8) transactions in which OI Group or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an investment banking firm of nationally recognized standing stating that such transaction is fair to OI Group or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of the preceding paragraph;

               (9) in addition to any payments referred to in (6) above, payments or loans to officers, directors and employees of OI Group, any of its direct or indirect parent corporations or any Restricted Subsidiary of OI Group for business or personal purposes and other loans and advances, in accordance with any policy of OI Group which shall have been approved by the Board of Directors of OI Group in good faith from time to time, to such officers, directors and employees for travel, entertainment, moving and other relocation expenses made in the ordinary course of business of OI Group, any of its direct or indirect parent corporations or any Restricted Subsidiary of OI Group;

               (10) any agreement in effect as of the Issue Date or any
                    amendment thereto (so long as such amendment is not disadvantageous to the Holders in any material respect) or any transaction contemplated thereby;

               (11) transactions with customers, clients, suppliers or
                    purchasers or sellers of goods or services, in each case in the ordinary course of business which are fair to OI Group or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of OI Group or the senior management thereof;

               (12) the issuance of Equity Interests (other than Disqualified
                    Stock) of OI Group or the Company to any of the Principals; and

               (13) transactions involving the sale of accounts receivables by
                    OI Group or any of its Restricted Subsidiaries or a special purpose vehicle established by any of them to purchase and sell receivables.

     SECTION 4.17.  ADDITIONAL PLEDGES.

                    If on or after the Issue Date, any Domestic Subsidiary of OI Group pledges any property or assets to secure obligations under the Credit Agreement (other than pursuant to the Collateral Documents or as contemplated by the Credit Agreement), then such property or assets shall, also secure the Notes.

     SECTION 4.18.  PAYMENTS FOR CONSENT.

                    OI Group shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes or the Guarantees unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     SECTION 4.19.  DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

                    The Board of Directors of OI Group may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; PROVIDED that in no event shall the business currently operated by the Company be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by OI Group and its Restricted Subsidiaries in the Subsidiary so designated shall be deemed to be a Restricted Investment made as of the time of such designation and that designation shall only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of OI Group may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of OI Group of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted pursuant to Section 4.13, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default shall be in existence following such designation.

     SECTION 4.20.  FUTURE PLEDGES OF COLLATERAL/NEGATIVE PLEDGES.

                    The Collateral Documents shall provide that, beginning on April 1, 2002, the Holders shall, automatically and without any further action, become the beneficiary of the pledge to the Collateral Agent pursuant to the Pledge Agreement of (1) all the issued and outstanding shares of all classes of Capital Stock of OI Health Care Holding Corp., OI General Finance Inc., OI Plastic Products FTS Inc. and Owens-Brockway Packaging, Inc. ("OI PACKAGING") owned by OI Group and Intercompany Indebtedness owed by each of OI Health Care Holding Corp., OI General Finance Inc., OI Plastic Products FTS Inc. and OI Packaging to OI Group; and (2) all the issued and outstanding shares of all classes of Capital Stock of the Company owned by OI Packaging and Intercompany Indebtedness owed by the Company to OI Packaging (collectively, the "FUTURE PLEDGE").

                    In addition, (1) until the date of the Future Pledge, and except as contemplated and permitted by the Credit Agreement and the Collateral Documents, (a) OI Group shall not permit any of the issued and outstanding shares of any class of Capital Stock of OI Health Care Holding Corp., OI General Finance Inc., OI Plastic Products FTS Inc. or OI Packaging to be pledged; (b) OI Group shall not permit any part of the Intercompany Indebtedness owed by any of OI Health Care Holding Corp., OI General Finance Inc., OI Plastic Products FTS Inc. or OI Packaging to OI Group to be pledged; (c) OI Packaging shall not permit any of the issued and outstanding shares of any class of Capital Stock of the Company to be pledged; and (d) OI Packaging shall not permit any part of the Intercompany Indebtedness owed by the Company to OI Packaging to be pledged, and (2) except as contemplated by and permitted by the Credit Agreement and the Collateral Documents, OI Group shall not permit any of the issued and outstanding shares of any class of Capital Stock of OI General FTS or any part of the Intercompany Indebtedness owed by OI General FTS to OI Group to be pledged, in each of the foregoing cases as security or otherwise unless the Notes and Guarantees of the Notes are secured by this collateral on a PARI PASSU basis with the applicable Indebtedness.

     SECTION 4.21.  LIMITATIONS ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS.

                    OI Group shall not permit any of its Domestic Subsidiaries, directly or indirectly, to guarantee the payment of any other Indebtedness of the Company or OI Group unless such Domestic Subsidiary simultaneously executes and delivers a supplemental indenture providing for the guarantee of the payment of the Notes by such Domestic Subsidiary, which Guarantee shall be senior to or PARI PASSU with such Subsidiary's Guarantee of such other Indebtedness.

SECTION 2.05.  AMENDMENTS TO ARTICLE 5.

               Article 5 of the Indenture is hereby amended by deleting Section
5.01 and Section 5.02 in their entirety and replacing them with the following
Section 5.01, Section 5.02 and Section 5.03:

     SECTION 5.01.  WHEN OI GROUP MAY MERGE, ETC.

                    OI Group shall not, in any transaction or series of transactions, merge or consolidate with or into, or, directly or indirectly, sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to, any Person or Persons, and OI Group shall not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of OI Group and its Restricted Subsidiaries, on a consolidated basis, to any other Person or Persons, unless at the time and after giving effect thereto:

               (1) either: (a) OI Group or such Restricted Subsidiary, as the case may be, is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than OI Group or such Restricted Subsidiary) (the "SUCCESSOR COMPANY") or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

               (2) the Successor Company (if other than OI Group or such Restricted Subsidiary) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of OI Group or such Restricted Subsidiary (if such Restricted Subsidiary is a Guarantor), as the case may be, under the Notes, this Indenture, the Collateral Documents and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

               (3) immediately after such transaction no Default or Event of Default exists; and

               (4) OI Group or the Successor Company formed by or surviving any such consolidation or merger (if other than OI Group), or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made, shall have, immediately after such transaction, a Fixed Charge Coverage Ratio equal to or greater than such ratio for OI Group immediately prior to such transaction.

                    This Section 5.01 shall not apply to (i) a merger or consolidation of OI Group, the Company or any of the Guarantors with or into any other of the Company, OI Group or any of the Guarantors or the sale, assignment, conveyance, transfer, lease or other disposition of assets between or among the Company, OI Group and any of the Guarantors and
     (ii) a merger or consolidation of any Foreign Subsidiary with or into OI Group or any of its Restricted Subsidiaries or the sale, assignment, conveyance, transfer, lease or other disposition of assets from any Foreign Subsidiary to OI Group or any of its Restricted Subsidiaries.

     SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

                    Upon any consolidation or merger, or any transfer by OI Group or its Restricted Subsidiaries (other than by lease) of all or substantially all of the assets of OI Group in accordance with Section 5.01, the Successor Company or the Person to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of the Company and OI Group under this Indenture with the same effect as if such Successor Company or Person had been named as the Company and OI Group herein. In the event of any such transfer, Company and OI Group shall be released and discharged from all liabilities and obligations in respect of the Notes and this Indenture, and Company and OI Group may be dissolved, wound up or liquidated at any time thereafter.

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     SECTION 5.03.  ASSIGNMENT OF OBLIGATIONS.

                    On and after the one-year anniversary of the effectiveness of the Exchange Offer Registration Statement or if the Company and the Guarantors are not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or commission policy, the one-year anniversary of the effectiveness of the Shelf Registration Statement, the Company may assign its obligations under the Notes and this Indenture to OI Inc., and the Company and each Guarantor, in its capacity as a Guarantor, will thereafter be released from its obligations under the Notes, the Guarantees of the Notes and this Indenture provided that (1) OI Inc. assumes all of the obligations under the Notes and this Indenture, and
     (2) the obligations of each Credit Agreement Domestic Borrower under the Credit Agreement have been or will be concurrently assumed by OI Inc. in accordance with the terms of the Credit Agreement. In the event of any such assignment, OI Inc. shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if OI Inc. had been named the Company herein, and restrictions imposed on and obligations of OI Group in this Indenture shall become restrictions imposed on and obligations of OI Inc., unless the context otherwise requires.

SECTION 2.06.  AMENDMENTS TO ARTICLE 6.

               Section 6.01 of the Indenture is hereby amended by adding, immediately following clause (10), the following new clause (11):

               (11) failure by OI Group or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.10 or 4.11 or
                    Article 5.

SECTION 2.07.  AMENDMENTS TO ARTICLE 9.

               Section 9.02 of the Indenture is hereby amended by adding, immediately following clause (12), the following new clauses (13) and (14):

               (13) amend, change or modify the obligation of the Company to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with Section 4.11 or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the Section 4.10, including, in each case, amending, changing or modifying any definition relating thereto;

               (14) except as otherwise permitted under Article 5 or Section
                    10.11, consent to the assignment or transfer by OI Group, the Company or any Guarantor of any of their rights or obligations under this Indenture;

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SECTION 2.08.  AMENDMENTS TO ARTICLE 10.

          (a)  Section 10.10 of the Indenture is hereby amended by deleting such
Section 10.10 in its entirety and replacing it with the following Section 10.10:

     SECTION 10.10  RELEASE OF GUARANTOR.

               (a) A Guarantor shall be automatically released without any action on the part of the Trustee of the Holders from its obligations under this Indenture and Guarantee if:

               (1) OI Group properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary;

               (2) upon any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of OI Group, if the sale or other disposition of all or substantially all of the assets of that Guarantor complies with the Section 4.11 and Section 10.11; or

               (3) upon any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of OI Group, if the sale of all such Capital Stock of that Guarantor complies with Section 4.11 and Section 10.11.

     The Trustee shall receive written notice of the release of any Guarantor if such release is effected other than under Section 10.11.

               (b) Upon the release of a Guarantee by a Domestic Subsidiary under the Credit Agreement, the Guarantee of such Domestic Subsidiary under this Indenture will be released and discharged at such time and the Trustee shall execute an appropriate instrument evidencing such release. If any such Domestic Subsidiary thereafter guarantees obligations under the Credit Agreement (or any released Guarantee under the Credit Agreement is reinstated or renewed), then such Domestic Subsidiary will guarantee the Securities in accordance with this Article 10 and Section 4.17.

               (c) A Guarantor shall be released from its obligations under this Indenture in accordance with an assignment of obligations to OI Inc. pursuant to Section 5.03 or in connection with the merger or consolidation of the Company or any of the Guarantors with or into any other of the Company, OI Group or any of the Guarantors or the sale, assignment, conveyance, transfer, lease or other disposition of assets between or among the Company, OI Group and any of the Guarantors, so long as such transaction complies with Article 4.

          (b)  Section 10.11 of the Indenture is hereby amended by deleting such
Section 10.11 in its entirety and replacing it with the following Section 10.11:

     SECTION 10.11  MERGER, CONSOLIDATION AND SALE OF ASSETS OF A GUARANTOR.

               A Guarantor may not sell or otherwise dispose of all or substantially of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

               (1) immediately after giving effect to that transaction, no Event of Default shall have occurred and be continuing; and

               (2) either (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under this Indenture, its Guarantee, the Collateral Documents and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or (b) such sale or other disposition complies with
                    Section 4.11, including the application of the Net Proceeds therefrom; and

               (3) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, sale, lease or merger complies with the foregoing clauses (1) and (2).

     Notwithstanding the foregoing, each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor.

SECTION 2.09.  OTHER PROVISIONS UNCHANGED.

               All provisions of the Indenture, other than as set forth in Sections 2.01 to 2.09, inclusive, of this First Supplemental Indenture shall be unchanged by this First Supplemental Indenture and shall remain in full force and effect. The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

                                   ARTICLE 3.

                                  MISCELLANEOUS

SECTION 3.01.  DEFINED TERMS.

               Unless otherwise provided in this First Supplemental Indenture, all defined terms used in this First Supplemental Indenture shall have the meanings assigned to them in the Indenture.

SECTION 3.02. CONFLICT OF ANY PROVISION OF INDENTURE WITH TRUST INDENTURE ACT OF 1939.

               If and to the extent that any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision included in this First Supplemental Indenture or in the Indenture which is required to be included herein or therein by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

SECTION 3.03.  NEW YORK LAW TO GOVERN.

               THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 3.04.  COUNTERPARTS.

               This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 3.05.  EFFECT OF HEADINGS.

               The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 3.06.  SEVERABILITY OF PROVISIONS.

               In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.07.  SUCCESSORS AND ASSIGNS.

               All covenants and agreements in this First Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

SECTION 3.08.  BENEFIT OF SUPPLEMENTAL INDENTURE.

               Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Registrar, any Paying Agent and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

               IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

                                           OWENS-BROCKWAY GLASS CONTAINER INC.

                                           By:        /s/ JAMES W. BAEHREN
                                               ---------------------------------
                                               Name:  James W. Baehren
                                               Title: Vice President

                                           On behalf of each entity named on
                                           the attached ANNEX A, in the
                                           capacity set forth for such entity
                                           on such ANNEX A

                                           By:        /s/ JAMES W. BAEHREN
                                               ---------------------------------
                                               Name:  James W. Baehren

                                           U.S. Bank National Association, as
                                               Trustee

                                           By:        /s/ FRANK P. LESLIE
                                               ---------------------------------
                                               Name:  Frank P. Leslie
                                               Title: Vice President

                                                                         ANNEX A

                                                    TITLE OF OFFICER EXECUTING
          NAME OF ENTITY                             ON BEHALF OF SUCH ENTITY

ACI America Holdings Inc.                           Vice President and Secretary

Anamed International, Inc.                          Vice President and Secretary

BriGam Medical, Inc.                                Vice President and Secretary

BriGam Ventures, Inc.                               Vice President and Secretary

BriGam, Inc.                                        Vice President and Secretary

Brockway Realty Corporation                         Vice President and Secretary

Brockway Research, Inc.                             Vice President and Secretary

Continental PET Technologies, Inc.                  Vice President and Secretary

MARC Industries, Inc.                               Vice President and Secretary

Martell Medical Products, Incorporated              Vice President and Secretary

NHW Auburn, LLC                                     Vice President and Secretary
                                                    of its sole member

OB Cal South Inc.                                   Vice President and Secretary

OI AID STS Inc.                                     Vice President and Secretary

OI Auburn Inc.                                      Vice President and Secretary

OI Australia Inc.                                   Vice President and Secretary

OI Brazil Closure Inc.                              Vice President and Secretary

OI California Containers Inc.                       Vice President and Secretary

OI Castalia STS Inc.                                Vice President and Secretary

OI Consol STS Inc.                                  Vice President and Secretary

OI Ecuador STS Inc.                                 Vice President and Secretary

OI Europe & Asia Inc.                               Vice President and Secretary

  ANNEX A-1

                                                    TITLE OF OFFICER EXECUTING
             NAME OF ENTITY                           ON BEHALF OF SUCH ENTITY

OI General Finance Inc.                             Vice President and Secretary

OI General FTS Inc.                                 Vice President and Secretary

O-I Health Care Holding Corp.                       Vice President and Secretary

O-I Holding Company, Inc.                           Vice President and Secretary

OI Hungary Inc.                                     Vice President and Secretary

OI International Holdings Inc.                      Vice President and Secretary

OI Levis Park STS Inc.                              Vice President and Secretary

OI Medical Holdings Inc.                            Vice President and Secretary

OI Medical Inc.                                     Vice President and Secretary

OI Peru STS Inc.                                    Vice President and Secretary

OI Plastic Products FTS Inc.                        Vice President and Secretary

OI Poland Inc.                                      Vice President and Secretary

OI Puerto Rico STS Inc.                             Vice President and Secretary

OI Regioplast STS Inc.                              Vice President and Secretary

OI Venezuela Plastic Products Inc.                  Vice President and Secretary

OIB Produvisa Inc.                                  Vice President and Secretary

Overseas Finance Company                            Vice President and Secretary

Owens-BriGam Medical Company                        Vice President and Secretary
                                                    of each general partner

Owens-Brockway Glass Container Trading
Company                                             Vice President and Secretary

Owens-Brockway Packaging, Inc.                      Vice President and Secretary

Owens-Brockway Plastic Products Inc.                Vice President and Secretary

Owens-Illinois Closure Inc.                         Vice President and Secretary

  ANNEX A-2

                                                    TITLE OF OFFICER EXECUTING
             NAME OF ENTITY                           ON BEHALF OF SUCH ENTITY

Owens-Illinois General Inc.                         Vice President and Secretary

Owens-Illinois Group, Inc.                          Vice President, Director of
                                                    Finance and Secretary

Owens-Illinois Prescription Products Inc.           Vice President and Secretary

Owens-Illinois Specialty Products Puerto
Rico, Inc.                                          Vice President and Secretary

Product Design & Engineering, Inc.                  Vice President and Secretary

Seagate, Inc.                                       Vice President and Secretary

Seagate II, Inc.                                    Vice President and Secretary

Seagate III, Inc.                                   Vice President and Secretary

Specialty Packaging Licensing Company               Vice President and Secretary

Universal Materials, Inc.                           Vice President and Secretary

  ANNEX A-3

                                   EXHIBIT D-1

                                 [FORM OF NOTE]

[INSERT THE GLOBAL SECURITY LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS
 OF THE INDENTURE]

[INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS
 OF THE INDENTURE]

                       OWENS-BROCKWAY GLASS CONTAINER INC.

                      8 7/8% SENIOR SECURED NOTES DUE 2009

Number:                     CUSIP No. ___________                     $________

               OWENS-BROCKWAY GLASS CONTAINER INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to Cede & Co., as nominee of The Depository Trust Company, or registered assigns, the principal sum of ___________________________________________________________________
DOLLARS ($_________) on February 15, 2009.

               Interest Payment Dates: February 15 and August 15, commencing August 15, 2002.

               Record Dates: February 1 and August 1.

               Additional provisions of this Note are set forth below following the signatures of the authorized officers of the Company.

                                      D1-1

               IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                           OWENS-BROCKWAY GLASS CONTAINER INC.

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

Dated:  January 24, 2002

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
     ---------------------------------
     Authorized Signatory

                                      D1-2

                       OWENS-BROCKWAY GLASS CONTAINER INC.

                      8 7/8% SENIOR SECURED NOTES DUE 2009

               Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.   INTEREST

               OWENS-BROCKWAY GLASS CONTAINER INC., a Delaware corporation
(such entity, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "COMPANY"), promises to pay interest on the principal amount of this Note at the rate per annum shown above and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement. Interest on this Note shall accrue from January 24, 2002 or from the most recent interest payment date to which interest has been paid or provided for, as the case may be; interest and Liquidated Damages on this Note shall be payable semi-annually on February 15 and August 15 of each year until maturity, or, if such day is not a Business Day, on the next succeeding Business Day (each, an "INTEREST PAYMENT DATE"), commencing on August 15, 2002; and interest on this Note shall be payable to holders of record on the February 1 or August 1 immediately preceding the applicable Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay defaulted interest on overdue interest, plus (to the extent lawful) any interest payable on the defaulted interest, as provided in Section 2.11 of the Indenture.

2.   METHOD OF PAYMENT

               The Company will pay interest and Liquidated Damages on this Note (except defaulted interest) to the Persons who are holders ("HOLDERS") of record in the note register of the Company (the "REGISTER") of this Note at the close of business on the February 1 or August 1 (each, a "RECORD DATE") next preceding the Interest Payment Date, in each case even if the Note is cancelled solely by virtue of registration of transfer or registration of exchange after such Record Date. The Company will pay Principal, interest and Liquidated Damages in money of the United States that at the time of payment is legal tender for payment of public and private debts. Principal of and interest and Liquidated Damages, if any, on this Note will be payable, and this Note may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, the City of New York (which initially will be a Corporate Trust Office of the Trustee); PROVIDED that, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the address of each Holder as such address appears in the Note Register PROVIDED that payment by wire transfer of immediately available funds will be required with respect to Principal of and interest, and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                                      D1-3

3.   PAYING AGENT AND REGISTRAR

               Initially, U.S. Bank National Association, a national banking association (the "TRUSTEE"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Company or any of its Affiliates may act as Paying Agent, Registrar or co-Registrar.

4.   INDENTURE

               The Company issued this Note under an Indenture dated as of January 24, 2002 among the Company, the Guarantors and the Trustee, the terms of which have been established in the First Supplemental Indenture among the Company, the Guarantors and the Trustee, dated as of January 24, 2002 (collectively, the "INDENTURE"), pursuant to Section 2.01 of the Indenture. This
Note is a series designated as the "8 7/8% Senior Secured Notes due 2009" of the Company. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended (the "TIA"). This Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Any conflict between the terms of this Note and the Indenture will be governed by the Indenture.

               This Note is secured to the extent set forth in the Collateral Documents and Article 11 of the Indenture.

5.   OPTIONAL REDEMPTION

               Except as described below, this Note shall not be redeemable at the Company's option prior to February 15, 2006.

               On or after February 15, 2006, the Company may redeem all or a part of this Note upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15, 2006 of the years indicated below:

         YEAR                                                   PERCENTAGE
         ----                                                   ----------
         2006..............................................      104.438%
         2007..............................................      102.219%
         2008 and thereafter...............................      100.000%

               At any time prior to February 15, 2005, the Company may redeem on any one or more occasions up to 35% of the aggregate principal amount of Notes (calculated after giving effect to any issuance of Additional Securities) issued under the Indenture at a redemption price of 108.875% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by OI Inc. to the extent the net cash proceeds thereof are contributed to the Company or used to purchase from the Company Capital Stock (other than Disqualified Stock) of the

                                      D1-4

Company; PROVIDED that: (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by OI Inc. and its Subsidiaries); and (2) the redemption must occur within 60 days of the date of the closing of such Equity Offering.

               In addition, at any time prior to February 15, 2006, this Note may also be redeemed, in whole but not in part, at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event more than 90 days after the occurrence of such Change of Control or transfer event) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of this Note plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to, the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the Note on the relevant Interest Payment Date).

6.   MANDATORY REDEMPTION

                  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to this Note.

7.   REPURCHASE AT THE OPTION OF HOLDER

               If a Change of Control occurs, unless the Company has exercised its right to redeem the Notes pursuant to the terms of the Indenture, each Holder of this Note will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. If OI Group or a Restricted Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $25 million, the Company will be required to make an offer (an "ASSET SALE OFFER") to all Holders of this Note and all Holders of other Indebtedness that is PARI PASSU with this Note containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of this Note and such other PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds on the terms, in accordance with the procedures and subject to the limitations set forth in the Indenture and such other PARI PASSU Indebtedness.

8.   NOTICE OF REDEMPTION

               Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of this Note to be redeemed. Notices of redemption shall not be conditional. Denominations of this Note larger than $1,000 may be redeemed in part. If this Note is to be redeemed in part only, the notice of redemption that relates to that portion to be redeemed shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on the Note or portions thereof called for redemption.

                                      D1-5

9.   DENOMINATIONS; TRANSFER; EXCHANGE

               The Note is in registered form, without coupons, in denominations of $1,000 of principal amount and any integral multiple thereof. A Holder may transfer or exchange the Note in accordance with the Indenture. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require the payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith, subject to and as permitted by the Indenture.

10.  PERSONS DEEMED OWNERS

               The registered Holder of this Note may be treated as the owner of it for all purposes.

11.  REPAYMENT TO COMPANY

               The Trustee and the Paying Agent shall pay to the Company upon the Company's request any money held by them for the payment of Principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

12.  DISCHARGE AND DEFEASANCE

               Subject to certain conditions, the Company at any time may terminate some or all of its obligations under this Note and the Indenture if the Company deposits with the Trustee money and/or Government Securities for the payment of principal and interest on this Note to maturity.

13.  DEFAULTS AND REMEDIES

               Under the Indenture, Events of Default include: (1) defaults in the payment of interest on, or Liquidated Damages, if any, with respect to the Notes when the same becomes due and payable and the default continues for a period of 30 days; (2) defaults in the payment of the Principal of the Notes when the same becomes due and payable at maturity, upon redemption or otherwise;
(3) failure by OI Group or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the Indenture, the Notes, the Guarantees of the Notes (with respect to any Guarantor) and the Collateral Documents (with respect to any Restricted Subsidiary which has pledged assets or property to secure its obligations under the Indenture and the Notes); (4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by OI Group or any Restricted Subsidiary (or the payment of which is guaranteed by OI Group or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default: (a) is caused by a failure to pay Principal of, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT"); or (b) results in the acceleration

                                      D1-6
of such Indebtedness prior to its express maturity; PROVIDED, that an Event of Default shall not be deemed to occur with respect to any such accelerated Indebtedness which is repaid or prepaid within 20 Business Days after such declaration; and, in any individual case, the principal amount of any such Indebtedness is equal to or in excess of $50.0 million, or such Indebtedness together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more; (5) any final judgment or order for payment of money in excess of $50.0 million in any individual case and $100.0 million in the aggregate at any time shall be rendered against OI Group or any of its Restricted Subsidiaries and such judgment shall not have been paid, discharged or stayed for a period of 60 days; (6) except as permitted by the Indenture or the Collateral Documents, any Guarantee of the Notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee of the Notes; (7) the Company, OI Group or any Significant Subsidiary of OI Group pursuant to or within the meaning of any Bankruptcy Law:
(a) commences a voluntary case; (b) consents to the entry of an order for relief against it in an involuntary case; (c) consents to the appointment of a Custodian of it or for all or substantially all of its property; (d) makes a general assignment for the benefit of its creditors; or (e) admits in writing its inability generally to pay its debts as the same become due; (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(a) is for relief against the Company, OI Group or any Significant Subsidiary of OI Group in an involuntary case; (b) appoints a Custodian of the Company, OI Group or any Significant Subsidiary of OI Group or for all or substantially all of such entity's property; or (c) orders the liquidation of the Company, OI Group or any Significant Subsidiary of OI Group; and, with respect to (a), (b) and (c), the order or decree remains unstayed and in effect for 60 days; (9) except as permitted by the Collateral Documents, any amendments thereto and the provisions of the Indenture, any of the Collateral Documents ceases to be in full force and effect or ceases to be effective, in all material respects, to create the Lien purported to be created in the Collateral in favor of the Holders of the Notes for 60 days after notice; and (10) failure by OI Group or any of its Restricted Subsidiaries to comply with the provisions of Sections
4.10 or 4.11 or Article 5 of the Indenture.

               If an Event of Default other than an Event or Default specified in clauses (7) and (8) of the preceding paragraph occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee, as provided in the Indenture, may declare the unpaid Principal of and any accrued and unpaid interest on the Notes to be due and payable immediately. Upon such declaration the Principal (or such lesser amount) and interest shall be due and payable immediately. At any time after a declaration of acceleration with respect to the Notes has been made, the Holders of a majority in principal amount of the then outstanding Notes may, under certain circumstances, rescind such acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to the Notes have been cured or waived except nonpayment of Principal or interest that has become due solely because of the acceleration.

               Subject to the duty of the Trustee during an Event of Default to act with the required standard of care, the Trustee is under no obligation to exercise any of its rights or powers

                                      D1-7
under the Indenture at the request of any Holder of this Note, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense. Subject to certain provisions, including those requiring security or indemnification of the Trustee, the Holders of a majority in principal amount of the outstanding Note have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, with respect to this Note.

14.  SUPPLEMENTS, AMENDMENTS AND WAIVERS

               Subject to certain exceptions, the Indenture, the Notes or the Guarantees of the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Notes or the Guarantees of the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). The Company and the Trustee may amend or supplement the Indenture, the Notes and the Guarantees of the Notes without notice to or the consent of any holder of Notes in certain circumstances described in the Indenture. Amendments to the Collateral Documents shall be made in accordance with their terms.

15.  TRUSTEE DEALINGS WITH THE COMPANY

               The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates, with the same rights as if it were not the Trustee; however, if it acquires any conflicting interest as defined in the TIA it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

16.  NO RECOURSE AGAINST OTHERS

               A past, present or future director, officer, employee, incorporator or stockholder, as such, of the Company or any Guarantor, if any, or any successor corporation shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture, the Guarantees of the Notes, the Registration Rights Agreement, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

17.  GUARANTEES

               This Note will be entitled to the benefits of certain
Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

                                      D1-8

18.  GOVERNING LAW

               THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

19.  AUTHENTICATION

               This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication hereon.

20.  ABBREVIATIONS

               Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

21. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES.

               In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement.

22.  CUSIP NUMBERS

               Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

               The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture and the Registration Rights Agreement. Such requests may be addressed to:

                                         Owens-Brockway Glass Container Inc.
                                         One SeaGate
                                         Toledo, Ohio  43666
                                         Attention:  Investor Relations

                                         ------------------------------------

                                      D1-9

                                 ASSIGNMENT FORM

                  TO ASSIGN THIS NOTE, FILL IN THE FORM BELOW:

                    I or we assign and transfer this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              [PRINT OR TYPE ASSIGNEE'S NAME, ADDRESS AND ZIP CODE]

--------------------------------------------------------------------------------
                  [INSERT ASSIGNEE'S SOC. SEC. OR TAX I.D. NO.]

and irrevocably appoint

--------------------------------------------------------------------------------
                          [PRINT OR TYPE AGENT'S NAME]

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:_______________

                              Your Signature:
                                              ----------------------------------
                                              (SIGN EXACTLY AS YOUR NAME APPEARS
                                                 ON THE FACE OF THIS NOTE)

SIGNATURE GUARANTEE

-------------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program

                                     D1-10

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.11 of the Indenture, check the box below:

                  / /  Section 4.10                 / /  Section 4.11

                  If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.11 of the Indenture, state the amount you elect to have purchased: $
                                         ---------------

Date:
     -----------------

                          Your Signature:
                                          --------------------------------------
                                          (SIGN EXACTLY AS YOUR NAME APPEARS ON
                                           THE FACE OF THIS NOTE)

                          Tax Identification No:
                                                    ----------------------------

SIGNATURE GUARANTEE

----------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program

                                     D1-11

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                        Principal Amount
                         Amount of decrease     Amount of increase           of this
                                in                     in                  Global Note             Signature
                             Principal               Principal            following such         of authorized
                             Amount of               Amount of            decrease (or            signatory of
Date of Exchange           this Global Note       this Global Note           increase)         Trustee or Custodian
----------------         --------------------   --------------------   --------------------   ---------------------


* THIS SHOULD BE INCLUDED ONLY IF THE NOTE IS ISSUED IN GLOBAL FORM.

                                      D1-12

                                   EXHIBIT D-2
                  [FORM OF REGULATION S TEMPORARY GLOBAL NOTE]

[INSERT THE GLOBAL SECURITY LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS
 OF THE INDENTURE]

[INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS
 OF THE INDENTURE]

[INSERT THE REGULATION S TEMPORARY GLOBAL SECURITY LEGEND]

                       OWENS-BROCKWAY GLASS CONTAINER INC.

                      8 7/8% SENIOR SECURED NOTES DUE 2009

Number:                     CUSIP No.                                $
                                     --------------                   ----------

               OWENS-BROCKWAY GLASS CONTAINER INC., a Delaware corporation
(the "Company"), for value received, hereby promises to pay to Cede & Co., as nominee of The Depository Trust Company, or registered assigns, the principal sum of _________________________________________________________________________
DOLLARS ($_________) on February 15, 2009.

               Interest Payment Dates: February 15 and August 15, commencing August 15, 2002.

               Record Dates: February 1 and August 1.

               Additional provisions of this Note are set forth below following the signatures of the authorized officers of the Company.

                                      D2-1

               IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                           OWENS-BROCKWAY GLASS CONTAINER INC.

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

Dated:  January 24, 2002

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
     ---------------------------------
      Authorized Signatory

                                      D2-2

                       OWENS-BROCKWAY GLASS CONTAINER INC.

                      8 7/8% SENIOR SECURED NOTES DUE 2009

               Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.   INTEREST

               OWENS-BROCKWAY GLASS CONTAINER INC., a Delaware corporation
(such entity, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "COMPANY"), promises to pay interest on the principal amount of this Note at the rate per annum shown above and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement. Interest on this Note shall accrue from January 24, 2002 or from the most recent interest payment date to which interest has been paid or provided for, as the case may be; interest and Liquidated Damages on this Note shall be payable semi-annually on February 15 and August 15 of each year until maturity, or, if such day is not a Business Day, on the next succeeding Business Day (each, an "INTEREST PAYMENT DATE"), commencing on August 15, 2002; and interest on this Note shall be payable to holders of record on the February 1 or August 1 immediately preceding the applicable Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay defaulted interest on overdue interest, plus (to the extent lawful) any interest payable on the defaulted interest, as provided in Section 2.11 of the Indenture.

               Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

2.   METHOD OF PAYMENT

               The Company will pay interest and Liquidated Damages on this Note (except defaulted interest) to the Persons who are holders ("HOLDERS") of record in the note register of the Company (the "REGISTER") of this Note at the close of business on the February 1 or August 1 (each, a "RECORD DATE") next preceding the Interest Payment Date, in each case even if the Note is cancelled solely by virtue of registration of transfer or registration of exchange after such Record Date. The Company will pay Principal, interest and Liquidated Damages in money of the United States that at the time of payment is legal tender for payment of public and private debts. Principal of and interest and Liquidated Damages, if any, on this Note will be payable, and this Note may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, the City of New York (which initially will be a Corporate Trust Office of the Trustee); PROVIDED that, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the address of each Holder as such address

                                      D1-3
appears in the Note Register PROVIDED that payment by wire transfer of immediately available funds will be required with respect to Principal of and interest, and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.   PAYING AGENT AND REGISTRAR

               Initially, U.S. Bank National Association, a national banking association (the "TRUSTEE"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Company or any of its Affiliates may act as Paying Agent, Registrar or co-Registrar.

4.   INDENTURE

               The Company issued this Note under an Indenture dated as of January 24, 2002 among the Company, the Guarantors and the Trustee, the terms of which have been established in the First Supplemental Indenture among the Company, the Guarantors and the Trustee, dated as of January 24, 2002 (collectively, the "INDENTURE"), pursuant to Section 2.01 of the Indenture. This
Note is a series designated as the "8?% Senior Secured Notes due 2009" of the Company. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections. 77aaa-77bbbb), as amended (the "TIA"). This Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Any conflict between the terms of this Note and the Indenture will be governed by the Indenture.

               This Note is secured to the extent set forth in the Collateral Documents and Article 11 of the Indenture.

5.   OPTIONAL REDEMPTION

               Except as described below, this Note shall not be redeemable at the Company's option prior to February 15, 2006.

               On or after February 15, 2006, the Company may redeem all or a part of this Note upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15, 2006 of the years indicated below:

         YEAR                                                        PERCENTAGE
         ----                                                        ----------
         2006..................................................       104.438%
         2007..................................................       102.219%
         2008 and thereafter...................................       100.000%

                                      D2-4

               At any time prior to February 15, 2005, the Company may redeem on any one or more occasions up to 35% of the aggregate principal amount of Notes (calculated after giving effect to any issuance of Additional Securities) issued under the Indenture at a redemption price of 108.875% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by OI Inc. to the extent the net cash proceeds thereof are contributed to the Company or used to purchase from the Company Capital Stock (other than Disqualified Stock) of the Company; PROVIDED that: (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by OI Inc. and its Subsidiaries); and (2) the redemption must occur within 60 days of the date of the closing of such Equity Offering.

               In addition, at any time prior to February 15, 2006, this Note may also be redeemed, in whole but not in part, at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event more than 90 days after the occurrence of such Change of Control or transfer event) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of this Note plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to, the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the Note on the relevant Interest Payment Date).

6.   MANDATORY REDEMPTION

               The Company shall not be required to make mandatory redemption or sinking fund payments with respect to this Note.

7.   REPURCHASE AT THE OPTION OF HOLDER

               If a Change of Control occurs, unless the Company has exercised its right to redeem the Notes pursuant to the terms of the Indenture, each Holder of this Note will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. If OI Group or a Restricted Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $25 million, the Company will be required to make an offer (an "ASSET SALE OFFER") to all Holders of this Note and all Holders of other Indebtedness that is PARI PASSU with this Note containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of this Note and such other PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds on the terms, in accordance with the procedures and subject to the limitations set forth in the Indenture and such other PARI PASSU Indebtedness.

8.   NOTICE OF REDEMPTION

               Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of this Note to be redeemed. Notices of redemption shall not be conditional. Denominations of this Note larger than $1,000

                                      D2-5
may be redeemed in part. If this Note is to be redeemed in part only, the notice of redemption that relates to that portion to be redeemed shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on the Note or portions thereof called for redemption.

9.   DENOMINATIONS; TRANSFER; EXCHANGE

               The Note is in registered form, without coupons, in denominations of $1,000 of principal amount and any integral multiple thereof. A Holder may transfer or exchange the Note in accordance with the Indenture. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require the payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith, subject to and as permitted by the Indenture.

               This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and
(ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

10.  PERSONS DEEMED OWNERS

               The registered Holder of this Note may be treated as the owner of it for all purposes.

11.  REPAYMENT TO COMPANY

               The Trustee and the Paying Agent shall pay to the Company upon the Company's request any money held by them for the payment of Principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

12.  DISCHARGE AND DEFEASANCE

               Subject to certain conditions, the Company at any time may terminate some or all of its obligations under this Note and the Indenture if the Company deposits with the Trustee money and/or Government Securities for the payment of principal and interest on this Note to maturity.

                                      D2-6

13.  DEFAULTS AND REMEDIES

               Under the Indenture, Events of Default include: (1) defaults in the payment of interest on, or Liquidated Damages, if any, with respect to the Notes when the same becomes due and payable and the default continues for a period of 30 days; (2) defaults in the payment of the Principal of the Notes when the same becomes due and payable at maturity, upon redemption or otherwise;
(3) failure by OI Group or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the Indenture, the Notes, the Guarantees of the Notes (with respect to any Guarantor) and the Collateral Documents (with respect to any Restricted Subsidiary which has pledged assets or property to secure its obligations under the Indenture and the Notes); (4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by OI Group or any Restricted Subsidiary (or the payment of which is guaranteed by OI Group or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default: (a) is caused by a failure to pay Principal of, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT"); or (b) results in the acceleration of such Indebtedness prior to its express maturity; PROVIDED, that an Event of Default shall not be deemed to occur with respect to any such accelerated Indebtedness which is repaid or prepaid within 20 Business Days after such declaration; and, in any individual case, the principal amount of any such Indebtedness is equal to or in excess of $50.0 million, or such Indebtedness together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more; (5) any final judgment or order for payment of money in excess of $50.0 million in any individual case and $100.0 million in the aggregate at any time shall be rendered against OI Group or any of its Restricted Subsidiaries and such judgment shall not have been paid, discharged or stayed for a period of 60 days;
(6) except as permitted by the Indenture or the Collateral Documents, any Guarantee of the Notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee of the Notes; (7) the Company, OI Group or any Significant Subsidiary of OI Group pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case; (b) consents to the entry of an order for relief against it in an involuntary case;
(c) consents to the appointment of a Custodian of it or for all or substantially all of its property; (d) makes a general assignment for the benefit of its creditors; or (e) admits in writing its inability generally to pay its debts as the same become due; (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company, OI Group or any Significant Subsidiary of OI Group in an involuntary case; (b) appoints a Custodian of the Company, OI Group or any Significant Subsidiary of OI Group or for all or substantially all of such entity's property; or (c) orders the liquidation of the Company, OI Group or any Significant Subsidiary of OI Group; and, with respect to (a), (b) and (c), the order or decree remains unstayed and in effect for 60 days; (9) except as permitted by the Collateral Documents, any amendments thereto and the provisions of the Indenture, any of the Collateral Documents ceases to be in full force and effect or ceases to be effective, in all material respects, to create the Lien purported to be created in the Collateral in favor of the Holders of the Notes for 60 days after notice; and (10) failure by

                                      D2-7

OI Group or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.10 or 4.11 or Article 5 of the Indenture.

               If an Event of Default other than an Event or Default specified in clauses (7) and (8) of the preceding paragraph occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee, as provided in the Indenture, may declare the unpaid Principal of and any accrued and unpaid interest on the Notes to be due and payable immediately. Upon such declaration the Principal (or such lesser amount) and interest shall be due and payable immediately. At any time after a declaration of acceleration with respect to the Notes has been made, the Holders of a majority in principal amount of the then outstanding Notes may, under certain circumstances, rescind such acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to the Notes have been cured or waived except nonpayment of Principal or interest that has become due solely because of the acceleration.

               Subject to the duty of the Trustee during an Event of Default to act with the required standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of this Note, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense. Subject to certain provisions, including those requiring security or indemnification of the Trustee, the Holders of a majority in principal amount of the outstanding Note have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, with respect to this Note.

14.  SUPPLEMENTS, AMENDMENTS AND WAIVERS

               Subject to certain exceptions, the Indenture, the Notes or the Guarantees of the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Notes or the Guarantees of the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). The Company and the Trustee may amend or supplement the Indenture, the Notes and the Guarantees of the Notes without notice to or the consent of any holder of Notes in certain circumstances described in the Indenture. Amendments to the Collateral Documents shall be made in accordance with their terms.

15.  TRUSTEE DEALINGS WITH THE COMPANY

               The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates, with the same rights as if it were not the Trustee; however, if it acquires any conflicting interest as defined in the TIA it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

                                      D2-8

16.  NO RECOURSE AGAINST OTHERS

               A past, present or future director, officer, employee, incorporator or stockholder, as such, of the Company or any Guarantor, if any, or any successor corporation shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture, the Guarantees of the Notes, the Registration Rights Agreement, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

17.  GUARANTEES

               This Note will be entitled to the benefits of certain
Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

18.  GOVERNING LAW

               THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

19.  AUTHENTICATION

               This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication hereon.

20.  ABBREVIATIONS

               Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

21. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES.

                  In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement.

                                      D2-9

22.  CUSIP NUMBERS

               Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

               The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture and the Registration Rights Agreement. Such requests may be addressed to:

                               Owens-Brockway Glass Container Inc.
                               One SeaGate
                               Toledo, Ohio  43666
                               Attention:  Investor Relations

              ----------------------------------------------------

                                      D2-10

                                 ASSIGNMENT FORM

                  TO ASSIGN THIS NOTE, FILL IN THE FORM BELOW:

                    I or we assign and transfer this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              [PRINT OR TYPE ASSIGNEE'S NAME, ADDRESS AND ZIP CODE]

--------------------------------------------------------------------------------
                  [INSERT ASSIGNEE'S SOC. SEC. OR TAX I.D. NO.]

and irrevocably appoint

--------------------------------------------------------------------------------
                          [PRINT OR TYPE AGENT'S NAME]

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: _____________

                             Your Signature:
                                            ------------------------------------
                                            (SIGN EXACTLY AS YOUR NAME APPEARS
                                              ON THE FACE OF THIS NOTE)
SIGNATURE GUARANTEE

----------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program

                                      D2-11

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.11 of the Indenture, check the box below:

                  / /  Section 4.10          / /  Section 4.11

                  If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.11 of the Indenture, state the amount you elect to have purchased: $_______________

Date:__________________       Your Signature:
                                             -----------------------------------
                                              (SIGN EXACTLY AS YOUR NAME APPEARS
                                              ON THE FACE OF THIS NOTE)

                              Tax Identification No:____________________________

SIGNATURE GUARANTEE

----------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program

                                      D2-12

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                         Principal Amount
                          Amount of Decrease     Amount of Increase           of This
                                  in                     in                 Global Note             Signature
                              Principal               Principal            Following Such         of Authorized
                              Amount of               Amount of            Decrease (Or            Signatory of
Date of Exchange           this Global Note       this Global Note           increase)         Trustee or Custodian
-----------------------  --------------------   --------------------   --------------------   ---------------------


* THIS SHOULD BE INCLUDED ONLY IF THE NOTE IS ISSUED IN GLOBAL FORM.

                                     D2-13